EXHIBIT 5.1
OPINION OF SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
June 16, 2011
ADVENTRX Pharmaceuticals, Inc.
12390 El Camino Real
Suite 150
San Diego, California 92130
Re: Registration Statement on Form S-8
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the filing by ADVENTRX Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, covering 3,637,415 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which may be issued pursuant to the Company’s Amended and Restated 2008 Omnibus Incentive Plan (the “2008 Plan”).
This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.
In connection with this opinion, we have reviewed and relied upon the Registration Statement, the Company’s certificate of incorporation dated November 14, 2005, as amended on October 5, 2009 and April 23, 2010 and as in effect on the date hereof, the Company’s bylaws dated December 11, 2008 and as in effect on the date hereof, the proceedings taken by the Company with respect to the authorization and adoption of the 2008 Plan, resolutions adopted by the Board of Directors and stockholders of the Company, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original of all documents submitted to us as certified or reproduced copies. We have also assumed that either (i) the stock certificates to be issued to represent the Shares (collectively, the “Stock Certificates”) will conform to the specimen common stock certificate submitted to us, and such Stock Certificates will be duly executed by the Company and countersigned by the transfer agent therefor in accordance with Section 158 of the Delaware General Corporation Law (“Section 158”), or (ii) the Shares will be uncertificated in accordance with Section 158 and the Company’s bylaws, and the transfer agent therefor will register the purchaser thereof as the registered owner of any uncertificated Shares on its stock transfer books and records. We have further assumed that (a) shares currently reserved will remain available for the issuance of the Shares, and (b) neither the Company’s charter documents nor any of the proceedings relating to either the 2008 Plan or any of the award agreements relating to the Shares, will be rescinded, amended or otherwise modified prior to the issuance of the Shares. We have also obtained from public officials and officers of the Company certificates or comparable documents as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificate without independent investigation. We have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.
Based on the foregoing review, and in reliance thereon, we are of the opinion that if, as and when the Shares are issued and paid for as contemplated in the applicable stock option or other agreements provided for under the 2008 Plan and sold as contemplated in the Registration Statement and payment in full of the consideration therefor is received by the Company, the Shares will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus incorporated by reference to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K.
We express no opinion as to matters governed by any laws other than the Delaware General Corporation Law.
Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the 2008 Plan, the award agreements related to the Shares, or the Registration Statement.

Respectfully submitted,
By:	/s/ SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
Sheppard, Mullin, Richter and Hampton LLP